BANDAG INCORPORATED
                           RESTRICTED STOCK GRANT PLAN
                          (As Amended August 24, 1999)

     1. PURPOSE. The purpose of the Bandag Incorporated Restricted Stock Grant Plan (the "Plan") of BANDAG, INCORPORATED and its subsidiaries (the "Company") is to promote the long-term financial interest of the Company, including its growth, through the award of Restricted Stock by the Board of Directors of Bandag, Incorporated (the "Board") in accordance with the terms and conditions of the Plan, by (i) attracting and retaining executive personnel possessing outstanding ability; (ii) motivating executive personnel, by means of growth-related incentives, to achieve long-range goals; (iii) providing incentive compensation opportunities which are competitive with those of other major corporations; and (iv) furthering the identity of interests of Participants with those of the Company's stockholders through opportunities for increased stock ownership.

     2. DEFINITIONS. The following definitions are applicable to this Plan:

          (a) "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

               (i) A sale, exchange, transfer, or other disposition of any ownership interest in the Company which results in the "Carver Family" as defined in Section 4.(f).(iv) of the Restated Articles of Incorporation of the Company, owning, in the aggregate, directly or indirectly, less than 51% voting control of the Company; provided that the conversion of Class B Common Stock into Common Stock pursuant to
                    Section 4.(f) of Article IV of the Company's Restated Articles of Incorporation shall not be deemed to be a "sale, exchange, transfer or other disposition" for purposes of this Section 2.(a);

               (ii) The  consummation  of a transaction  that results in a sale,
                    exchange,   transfer,   or  other  disposition  of  all,  or
                    substantially all, of the assets of the Company; or

               (iii)The  consummation  of a  transaction  that  results  in  the merger or consolidation of the Company with or into any other corporation under circumstances where the shareholders of the Company immediately prior to such merger or consolidation, will own, directly or

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                    indirectly,  after such merger or consolidation,  securities representing less than 51% voting control of the corporation surviving any such merger or consolidation.

          (b) The term "Common Stock" means the Common Stock of the Company.

          (c) The term "Non-Employee Director" means a person who is so defined for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

          (d) The term "Disability" shall mean a physical or mental condition which in the judgment of the Committee, based on medical examination by a doctor or clinic appointed by the Committee, totally and permanently prevents a Participant from engaging in any substantial gainful activity.

          (e) The term "Participant" means any employee who is selected by the board to participate in the Plan.

          (f) The term "Plan Year" means the Company's fiscal year, beginning with its 1984 fiscal year.

          (g) The term  "Restricted  Period" has the  meaning  ascribed to it in
     Section 5 hereof.

          (h) The term  "Restricted  Stock" has the  meaning  ascribed  to it in
     Section 5 hereof.

          (i) The term "Subsidiary" means any corporation of which Bandag, Incorporated owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock entitled to vote.

     3. ADMINISTRATION. The Plan shall be administered by the Stock Option Committee (the "Committee") which shall consist of not less than two directors, each of whom shall qualify as a Non-Employee Director. The Committee shall, subject to the express provisions of the Plan, have sole and complete authority to (i) select the Participants, (ii) determine the number of shares of Common Stock (subject to the limitations of Section 6 hereof) to be awarded to each of the Participants in the Plan and (iii) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.


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

         A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

     4. PARTICIPATION. After the end of the third quarter of each Plan Year, and no later than the end of November of the Plan Year involved, the Committee shall select the persons who are to be Participants in the Plan for that Plan Year and shall determine the number of shares of Restricted Stock to be awarded to each participant in the Plan for that Plan Year. Participants are to be selected from those employees of the Company who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company. No director who is not also a full-time employee of the Company shall be selected to be a Participant. The date that the Committee makes such selections and determinations shall be deemed to be the effective date of the awards of Restricted Stock for such Plan Year.

     5. TERMS AND CONDITIONS OF AWARDS. All shares of Common Stock awarded to Participants under the Plan (the "Restricted Stock") shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as may be prescribed by the Committee in its sole discretion:

          (a) Restricted Stock awarded to a Participant may not be sold, assigned, transferred, pledged or otherwise encumbered for a period (the "Restricted Period") ending as of the earlier of (i) seven (7) years after the effective date of the award of such stock or (ii) the Participant's termination of employment for any reason after attainment of age sixty (60) or (iii) the death or disability of the Participant. So long as such shares are subject to such restrictions, they shall be held by a nominee of the Committee. The nominee shall have no obligation to solicit proxies or vote shares.

          (b) Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, the Restricted Period shall end and restrictions imposed on the Restricted Stock which are not performance-based shall lapse. Notwithstanding any other provision of this Plan, the provisions of this
     Section 5(b) may not be terminated, amended or modified on or after the date of a Change in Control to affect adversely any award granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding awards; provided, however, the Board may terminate, amend, or modify this Section 5(b) at any time prior to the date of a Change in Control.

          (c) Within thirty (30) days after the effective date of an award of Restricted Stock, a Participant may file an election pursuant to and in accordance

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

     with Section 83(b) of the Internal Revenue Code of 1986, as amended, to have the appropriate value of such award included in gross income for the taxable year in which that award occurs. In the event such an election is made, the Company shall, prior to the end of such taxable year, pay to the Participant the amount determined by the Committee to be sufficient remuneration for the resultant income tax consequences. Any dividends paid on shares of Restricted Stock subject as to which an election has been made, shall be distributed to the Participant at such times as dividends on the Company's Common Stock are generally payable. In the event the Participant does not exercise the Section 83(b) election, all dividends attributable to such shares shall be held by the nominee until distributed or forfeited as hereinafter provided. The account in which these dividends are held need not be interest bearing.

          (d) At the end of the Restricted Period as to any given Restricted Stock award, the shares constituting such award shall cease to be Restricted Stock, and shall be delivered free of all restrictions to the Participant or, in the event such Restricted Period ends as a result of death, the Participant's legal representative, beneficiary or heir. The Committee shall deliver to the Participant a certificate or certificates for such shares and a check for all undistributed dividends accumulated on such shares during the Restricted Period.

          (e) In the event of the death or disability of a Participant, the Restricted Period shall end as to any shares already awarded, but neither the Participant nor the legal representative of his estate, his beneficiary or his heir shall have any interest in awards of stock made after the date of death or disability.

          (f) A Participant whose employment with the Company is terminated, whether voluntarily or involuntarily, for any reason other than death or disability, shall forfeit all shares of Restricted Stock and any undistributed dividends thereon then being held, and any other rights under the Plan, upon such termination of employment. Such shares shall be forfeited to the Company and may be awarded again to Participants in the Plan.

          (g) The Participant shall enter into an Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters as the Committee shall in its sole discretion determine.

     6. SHARES SUBJECT TO THE PLAN; REGISTRATION UNDER THE SECURITIES ACT. The shares to be awarded under the Plan shall be shares of Common Stock and may be authorized but unissued shares, or shares acquired by the Company and held in its treasury, as the Committee may from time to time determine. Subject to adjustment in the number and kind of shares as provided


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

in Section 7 hereof, fifty thousand (50,000)* shares of Common Stock may be awarded to Participants pursuant to the Plan. All shares to be awarded under the Plan will be listed on such stock exchanges as the Common Stock of the Company is listed from time to time.

     7. CHANGES IN CAPITALIZATION AND SIMILAR CHANGES. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the maximum aggregate number and class of shares as to which awards may be granted under the Plan shall be equitably adjusted by the Committee. Any shares of stock or other securities distributable or deliverable with respect to Restricted Stock will be subject to the same restrictions as such Restricted Stock.

     If the Company shall be consolidated or merged with another corporation, any stock, securities or other property (including cash) distributable with respect to Restricted Stock or into which any share of Restricted Stock shall be converted, shall also be subject to the same restrictions as such Restricted Stock.

     If any person files a statement under Section 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") in connection with a tender offer within the meaning of Section 14(d) of the Exchange Act or the Regulations thereunder for Common stock, the Participant shall have the right to direct the nominee which holds Restricted Stock awarded to the Participant whether or not to tender such Restricted Stock pursuant to the Offer, including tendering in whole or in part or conditionally or unconditionally; provided, however, no Participant shall have the foregoing right if counsel to the Company advises it that tendering such Restricted Stock would be prohibited by any provision of the Exchange Act or any Regulation thereunder, including without limitation Rule 10b-4. Any consideration received with respect to Restricted Stock which is tendered shall be subject to the same restrictions as such Restricted Stock.

     In the event any cash is received in connection with the conversion or disposition of Restricted Stock, the Committee shall direct its nominee to invest such cash and any earnings thereon in such investment media as the Committee deems appropriate. All earnings from such investments (and any loss thereon or diminution in the value there) shall be for the account of the Participant.

     If any of the events referred to in this Section occurs or is pending, and the Committee is advised by counsel to the Company that disposition of Restricted

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* Due to issuance of the Class B Stock  dividend and the Class A Stock  dividend in 1987 and 1992, respectively, the number of shares authorized under the Plan consists of 100,000 shares of Common Stock and 100,000 shares of Class A Common Stock.

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Stock  will  result in the  recognition  of  taxable  income to the  Participant awarded such Restricted Stock, the Committee shall have discretion to enter into such arrangements as it deems appropriate to minimize or eliminate the recognition of such taxable income, provided that any property substituted for Restricted Stock pursuant to any such arrangement shall be subject to the same restrictions as Restricted Stock.

     8. WITHHOLDING TAX. With respect to any payments made to Participants under the Plan, the Company shall have the right to withhold any taxes required by law.

     9. EMPLOYEE RIGHTS UNDER THE PLAN. No employee or other person shall have any claim or right to be granted Common Stock under the Plan except as shall have been conferred in accordance with the terms and conditions of the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

     10. AMENDMENT OR TERMINATION. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but no amendment shall be made without stockholder approval which shall (i) increase the total number of shares which may be awarded under Section 6 of the Plan (subject to Section 7 hereof) or (ii) withdraw the administration of the Plan from the Committee; provided that no amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Restricted Stock awarded pursuant to the Plan prior to such action by the Board.

     11. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective as of January 1, 1984, if and only if approved by the stockholders of Bandag, Incorporated and shall continue in effect until the last expiration date of any Restricted Period operative under the Plan; provided, however, that no awards of Restricted Stock shall be made after the Company's fiscal year ending in 2000 or such earlier date as the Board may specify pursuant to Section 10 hereof.

         The Plan was adopted by the Board of Directors of Bandag, Incorporated on March 1, 1984.


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